Exhibit 99.1

Contacts:	Andrew J. Pease President and Chief Executive Officer (408) 990-4000 APease@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2015 Results

SUNNYVALE, Calif. – February 10, 2016 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low power programmable sensor processing, display bridge, and programmable logic solutions, today announced the financial results for its fourth quarter and fiscal year ended January 3, 2016.
Total revenue for the fourth quarter of 2015 was $3.6 million, representing a decrease of 13% compared to $4.2 million in the third quarter of 2015. New product revenue for the fourth quarter of 2015 was $2.1 million, a decrease of 28% compared to $2.9 million in the third quarter of 2015. Total revenue for the fiscal year 2015 was down 32% at $19.0 million, compared with total revenue of $28.0 million in 2014. In 2015, new product revenue was down 38% at $12.0 million, compared with new product revenue of $19.3 million in 2014.
“We have been transitioning from a low power programmable logic company to a Sensor Processing Solution company,” said Andy Pease, QuickLogic’s CEO and President. “The progress we have made with the new EOS S3 platform has been strong, and the traction with large OEM customers is very encouraging. Today’s conference call will include some significant updates towards realizing our strategic goals.”
Non-GAAP net loss for the fourth quarter of 2015 was $4.3 million, or $0.08 per share, compared with a non-GAAP net loss of $4.5 million, or $0.08 per share, in the third quarter of 2015 and a non-GAAP net loss of $3.7 million, or $0.06 per share, in the fourth quarter of 2014. Under generally accepted accounting principles in the United States of America (GAAP), the net loss for the fourth quarter of 2015 was $4.8 million, or $0.09 per share, compared with a net loss of $5.1 million, or $0.09 per share, in the third quarter of 2015 and a net loss of $4.1million, or $0.07 per share, in the fourth quarter of 2014.

Non-GAAP net loss for 2015 was $15.5 million, or $0.28 per share, compared with a non-GAAP net loss of $10.8 million, or $0.19 per share, in 2014. GAAP net loss for 2015 was $17.8 million, or $0.32 per share, compared with a net loss of $13.1 million, or $0.23 per share, in 2014.
Pursuant to the restructuring plan implemented in the second quarter, the Company recorded additional restructuring charges of $49,000 during the fourth quarter of 2015. For the fiscal year 2015, the Company recorded total restructuring charges of $295,000, consisting primarily of severance related costs and Canada subsidiary closing costs.
Conference Call

QuickLogic (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Standard Time/ 5:30 p.m. Eastern Standard Time today, February 10, 2016, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, you may dial (877) 377-7094 by 2:20 p.m. Pacific Standard Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 39854382. The call recording will be archived until Wednesday, February 17, 2016 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation is the leading provider of ultra-low power, customizable Sensor Hub, Display, and Connectivity semiconductor solutions for smartphone, tablet, wearable, and mobile enterprise OEMs. Called Customer Specific Standard Products (CSSPs), these programmable ‘silicon plus software’ solutions enable our customers to bring hardware-differentiated products to market quickly and cost effectively. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. CODE: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.
QuickLogic is a registered trademark and the QuickLogic logo and EOS are trademarks of QuickLogic Corporation.
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QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	January 3, 2016	December 28, 2014	September 27, 2015	January 3, 2016	December 28, 2014
Revenue	$3,630	$5,721	$4,194	$18,956	$27,845
Cost of revenue, excluding inventory write-down	2,134	3,487	2,951	11,182	16,678
Inventory write-down	215	22	1	229	118
Gross profit	1,281	2,212	1,242	7,545	11,049
Operating expenses:
Research and development	3,490	3,432	3,684	14,144	12,186
Selling, general and administrative	2,461	2,771	2,508	10,619	11,663
Restructuring cost	49	—	77	295	—
Total operating expense	6,000	6,203	6,269	25,058	23,849
Loss from operations	(4,719)	(3,991)	(5,027)	(17,513)	(12,800)
Interest expense	(18)	(18)	(35)	(82)	(85)
Interest income and other (expense), net	(9)	(47)	(39)	(107)	(126)
Loss before income taxes	(4,746)	(4,056)	(5,101)	(17,702)	(13,011)
Provision for (benefit from) income taxes	100	86	(15)	146	68
Net loss	$(4,846)	$(4,142)	$(5,086)	$(17,848)	$(13,079)
Net loss per share:
Basic	$(0.09)	$(0.07)	$(0.09)	$(0.32)	$(0.23)
Diluted	$(0.09)	$(0.07)	$(0.09)	$(0.32)	$(0.23)
Weighted average shares:
Basic	56,729	55,982	56,588	56,472	55,401
Diluted	56,729	55,982	56,588	56,472	55,401

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 3, 2016	December 28, 2014 (1)
ASSETS
Current assets:
Cash and cash equivalents	$19,136	$30,050
Accounts receivable, net	1,601	1,552
Inventories	2,878	4,952
Other current assets	1,312	1,146
Total current assets	24,927	37,700
Property and equipment, net	3,315	3,217
Other assets	219	222
TOTAL ASSETS	$28,461	$41,139
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$4,032	$2,506
Accrued liabilities	1,456	1,574
Deferred Revenue	26	—
Current portion of capital lease obligations	281	225
Total current liabilities	5,795	4,305
Long-term liabilities:
Revolving line of credit	2,000	1,000
Capital lease obligations, less current portion	208	191
Other long-term liabilities	133	76
Total liabilities	8,136	5,572
Stockholders’ equity:
Common stock, at par value	57	56
Additional paid-in capital	241,024	238,419
Accumulated deficit	(220,756)	(202,908)
Total stockholders’ equity	20,325	35,567
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,461	$41,139

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(1)	Derived from the December 28, 2014 audited balance sheet included in the 2014 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	January 3, 2016	December 28, 2014	September 27, 2015	January 3, 2016	December 28, 2014
GAAP loss from operations	$(4,719)	$(3,991)	$(5,027)	$(17,513)	$(12,800)
Adjustment for stock-based compensation within:
Cost of revenue	14	27	29	109	137
Research and development	213	174	210	826	924
Selling, general and administrative	306	291	240	1,065	1,181
Adjustment for the write-off of equipment within:
Cost of revenue	—	—	8	8	—
Selling, general and administrative	—	—	—	—	5
Adjustment for restructuring costs	49	—	77	295	—
Non-GAAP loss from operations	$(4,137)	$(3,499)	$(4,463)	$(15,210)	$(10,553)
GAAP net loss	$(4,846)	$(4,142)	$(5,086)	$(17,848)	$(13,079)
Adjustment for stock-based compensation within:
Cost of revenue	14	27	29	109	137
Research and development	213	174	210	826	924
Selling, general and administrative	306	291	240	1,065	1,181
Adjustment for the write-off of equipment within:
Cost of revenue	—	—	8	8	—
Selling, general and administrative	—	—	—	—	5
Adjustment for restructuring costs	49	—	77	295	—
Non-GAAP net loss	$(4,264)	$(3,650)	$(4,522)	$(15,545)	$(10,832)
GAAP net loss per share	$(0.09)	$(0.07)	$(0.09)	$(0.32)	$(0.23)
Adjustment for stock-based compensation	0.01	0.01	0.01	0.04	0.04
Adjustment for the write-off of equipment	—	—	*	*	—
Adjustment for restructuring costs	*	—	*	*	—
Non-GAAP net loss per share	$(0.08)	$(0.06)	$(0.08)	$(0.28)	$(0.19)
GAAP gross margin percentage	35.3%	38.7%	29.6%	39.8%	39.7%
Adjustment for stock-based compensation	0.4%	0.4%	0.7%	0.6%	0.5%
Adjustment for the write-off equipment	—%	—%	0.2%	*	—%
Non-GAAP gross margin percentage	35.7%	39.1%	30.5%	40.4%	40.2%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2015	Q3 2015	Fiscal 2015	Fiscal 2014	Q3 2015 to Q4 2015	2014 to 2015
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	57%	68%	63%	69%	(28)%	(38)%
Mature products	43%	32%	37%	31%	17%	(19)%
Revenue by geography:
Asia Pacific	64%	73%	67%	72%	(24)%	(37)%
Europe	13%	11%	10%	12%	5%	(45)%
North America	23%	16%	23%	16%	20%	3%

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(1)	New products include all products manufactured on 180 nanometer or smaller semiconductor processes. Mature products include all products produced on semiconductor processes larger than 180 nanometers.